                                                                 EXHIBIT 4.04(c)
October 18, 1995

Olympus Private Placement Fund, L.P.
Metro Center
One Station Place
Stamford, Connecticut 06902

         Re:  Amended and Restated Amendment to Note Purchase Agreement

Ladies and Gentlemen:

         Reference is made to the letter amendment dated September 21, 1995, as heretofore amended (the "Amendment"), to the Note Purchase Agreement dated July 2, 1991, as heretofore amended (the "Agreement"), between LDI Corporation (the "Company") and Olympus Private Placement Fund, L.P. (the "Purchaser"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement. As you are aware, the Required Lenders (as defined in the Amendment) have indicated to the Company that they will not consent to the Amendment, and the Company and the Purchaser have agreed to revise the Amendment as set forth below. Accordingly, the Company and the Purchaser hereby agree that the Amendment is amended and restated to read in its entirety as follows:

         The Company and the Purchaser (which acknowledges that it is the holder of all of the outstanding Notes issued by the Company to the Purchaser under the Agreement) hereby agree that the Agreement is amended as follows:

         1. The definition of "Credit Agreement" in Article I of the Agreement is hereby amended to read in its entirety as follows:

                          "CREDIT AGREEMENT" shall mean the Third Amended and
                 Restated Credit Agreement dated as of July 21, 1995 among the Company, certain lending institutions as the lenders and National City Bank and Society National Bank, as Co-Agents for such lenders, as amended from time to time.

         2. Section 2A of the Agreement is hereby amended by deleting the second sentence thereof and inserting in its place the following:

                 The Notes shall be dated the date of issue, shall mature on the Maturity Date, shall bear interest on the unpaid balance thereof (i) from the date thereof to and including July 31, 1995 at the rate of 9-3/8% per annum, payable semi-annually in arrears on each February 15 and August 15, beginning August 15, 1995, and (ii) from August 1, 1995 until the principal thereof shall have become due and payable at the rate of 12-3/4% per annum, payable quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning November 15, 1995, plus additional interest in the amount of $75,000 payable on September 28, 1995, and shall be substantially in the form of Exhibit A attached hereto; PROVIDED, HOWEVER, that to the extent permitted by applicable law interest shall be due and payable on any overdue installment of principal or interest at a rate of 13% per annum from the date such payment was due until paid, payable on demand.

         3. Section 4B of the Agreement is hereby amended by changing the percentage therein applicable to the period August 15, 1995 to August 14, 1996 from "107.50" to "109.375".

         4. Sections 5C, 5D, 5E and 5F of the Agreement are hereby deleted in their entirety. Sections 5G through 5T shall not be renumbered.

         5. The Notes are hereby renamed "12-3/4% Subordinated Notes due August 15, 2000" and may be so referred to in the Company's financial statements and elsewhere. The form of Note attached to the Agreement as Exhibit A and the currently outstanding Note held by the Purchaser are hereby amended to read in their entirety as set forth in Exhibit A to this amendment. Promptly upon receipt of the substitute Note referred to in paragraph 9(f) below, the Purchaser will return to the Company the currently outstanding Note.

         6. The Warrants are hereby amended by (i) amending the form of Warrant Certificate attached to the Agreement as Exhibit B and all of the outstanding Warrants to read in their entirety as set forth in Exhibit D to this amendment,
(ii) changing the date and time at which the Warrants will terminate and become null and void from 5:00 p.m., New York time, on August 15, 1996 to 5:00 p.m., New York time, on August 15, 1998, and (iii) changing the Exercise Price (as defined in the form of Warrants) from $6.35 to $5.00. Promptly upon receipt of the substitute Warrant Certificate referred to in paragraph 9(f) below, the Purchaser will return to the Company the currently outstanding Warrants.

         7. Section 11D of the Agreement is hereby amended by changing the figure "$5,000,000" in the third proviso therein to "$2,500,000".

         8. All of the terms and conditions of the Agreement, the Notes and the Warrants (including, without limitation, the provisions of Article XI of the Agreement) shall remain in full force and effect as amended and supplemented hereby.

         9. This amendment shall become effective immediately upon satisfaction of all of the following conditions precedent:

        (a) The Company and the Purchaser shall have executed this Amendment.

        (b) The Company shall have paid to the Purchaser, in immediately available funds, additional interest on the Note in the amount of Seventy-Five Thousand Dollars ($75,000).

        (c) Robert S. Kendall, the Purchaser and the Company shall have executed and delivered a Severance Payment Subordination Agreement in the form of Exhibit B attached to this amendment.

        (d) Thomas A. Cutter, the Purchaser and the Company shall have executed and delivered a Severance Payment Subordination Agreement in the form of Exhibit C attached to this amendment.

        (e) The Required Lenders, as defined in the Third Amended and Restated Credit Agreement dated as of July 21, 1995, shall have consented to this amendment.

        (f)     The Company shall have delivered to the Purchaser a substitute
                Note in the form of Exhibit A attached to this amendment and a substitute Warrant Certificate in the form of Exhibit D attached to this amendment.

        (g) The Company shall have paid, or reimbursed the Purchaser for, the reasonable fees and expenses of counsel for the Purchaser in connection with the preparation, negotiation, execution and delivery of this amendment.

         (h) The Company shall have delivered to the Purchaser a certificate in the form of Exhibit E attached to this amendment, signed by the President and Chief Executive Officer of the Company.

         10. Upon the execution of this amendment, the covenants set forth in Sections 5C, 5D, 5E and 5F of the Agreement as they apply as at July 31, 1995 and for the fiscal quarter then ended shall be deemed to be waived through the earlier of (i) the effectiveness of this amendment in accordance with its terms or (ii) November 1, 1995, but not thereafter.

         Please indicate your agreement with the foregoing by executing this amendment in the space provided below and returning a signed copy to the Company.

Sincerely,
LDI CORPORATION




By:      Floyd S. Robinson
         President and Chief Executive Officer


ACCEPTED AND AGREED:

OLYMPUS PRIVATE PLACEMENT FUND, L.P.

By:   OGP Partners, L.P., its General Partner

By: ________________________________________

Title: _____________________________________

                                                                       EXHIBIT A


                 The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and neither the securities nor any interest therein may be sold, transferred, pledged or otherwise disposed of in the absence of such registration or an exemption under such Act and the rules and regulations thereunder. The transfer of such securities is subject to the restrictions set forth in Article XI of that certain Note Purchase Agreement, dated July 2, 1991, as amended, between LDI Corporation and Olympus Private Placement Fund, L.P., copies of which are available for inspection at the offices of LDI Corporation, and such securities may be transferred only in compliance with the terms and conditions of said Article XI of said Note Purchase Agreement.

                                LDI Corporation

                           12-3/4% Subordinated Note
                              Due August 15, 2000

No. 2
$10,000,000                                                     July 2, 1991

         FOR VALUE RECEIVED, the undersigned, LDI Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to Olympus Private Placement
Fund, L.P. or registered assigns, the principal sum of Ten Million Dollars ($10,000,000) on August 15, 2000, with interest (computed on the basis of the number of days actually elapsed and a 365- or 365-day year, as applicable) on the unpaid balance thereof (i) from the date of issuance hereof to and including July 31, 1995 at the rate of 9-3/8% per annum, payable semi-annually in arrears on each February 15 and August 15, beginning August 15, 1991, and
(ii) from August 1, 1995 until the principal hereof shall have become due and payable at the rate of 12-3/4% per annum, payable quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning November 15, 1995, plus additional interest in the amount of $75,000 payable on September 28, 1995; PROVIDED, HOWEVER, that to the extent permitted by applicable law interest shall be due and payable on any overdue installment of principal or interest at a rate of 13% per annum from the date such payment was due until paid, payable on demand. This Note is subject to mandatory and optional prepayment at the times, in the amounts and subject to the conditions set forth in the Agreement (as hereinafter defined).

         Payments of both principal and interest are to be made by wire transfer to the Connecticut National Bank, One Landmark Square, Stamford, Connecticut for the account of Olympus Private Placement Fund, L.P., Account Number 5023-1397, or in such other manner or to such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a duly authorized issue of Subordinated Notes due August 15, 2000 of the Company, originally issued pursuant to a Note Purchase Agreement dated July 2, 1991, as amended (the "Agreement"), between the Company and Olympus Private Placement

Fund, L.P., and is entitled to the benefits of the Agreement, and each holder of this Note, by his acceptance hereof, agrees to be bound by the provisions of the Agreement. As provided in the Agreement, (i) this Note is subject to prepayment, in whole or in part, as specified in such Agreement, (ii) the payment of the principal of, premium, if any, and interest on this Note is expressly subordinated on the terms and conditions set forth in the Agreement to the payment of all Senior Indebtedness of the Company, as defined in the Agreement, and (iii) this Note may be transferred only upon fulfillment by the Company and the holder hereof of conditions specified in the Agreement.

         As provided and subject to the restrictions on transfer set forth in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Note shall be governed by and enforced in accordance with the laws of the State of Ohio.

         The Company agrees to make prepayments of the Notes on the dates and in the amounts specified in the Agreement.

         Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorney's fees and expenses.

         In case an Event of Default, as defined in the Agreement, shall occur and be continuing, this Note may be declared due and payable in the amount, in the manner and with the effect provided in the Agreement.

                                        LDI Corporation

                                        By: _______________________________

                                            Title:

                                        By: _______________________________

                                            Title:

                                                                       EXHIBIT B
                                                                       --------

                   SEVERANCE PAYMENT SUBORDINATION AGREEMENT

                This Severance Payment Subordination Agreement (this "Agreement") is entered into between ROBERT S. KENDALL, whose address is 2650 Butternut Lane, Pepper Pike, Ohio 44124 (the "Executive"), and OLYMPUS PRIVATE PLACEMENT FUND, L.P., a Delaware limited partnership having its principal office at Metro Center, One Station Place, Stamford, Connecticut 06902 (the "Lender," which term as used herein shall include any holder or holders from time to time of the Notes (as hereinafter defined)).

                            W I T N E S S E T H:

                WHEREAS, the Executive is a director and stockholder of LDI Corporation, a Delaware corporation (the "Borrower"), and is financially interested in the Borrower in that the Borrower is now and may hereafter be indebted or otherwise obligated to the Executive, both for director fees and pursuant to the terms of that certain Compensation Plan and Severance Agreement between the Borrower and the Executive, dated as of December 9, 1994, as amended by an amendment dated as of July 21, 1995 (the "Severance Agreement") (the Severance Agreement and all other agreements, instruments or other documents now or, with the prior consent of the Lender, hereafter executed in connection therewith being collectively referred to herein as the "Junior Debt Documents");

                WHEREAS, the Borrower is presently indebted to the Lender as a result of the advance of monies and other extensions of credit and financial accommodations provided by the Lender pursuant to that certain Note Purchase Agreement dated July 2, 1991 (as the same may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement") (all capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Note Purchase Agreement), and the Borrower is not in compliance with certain financial covenants in the Note Purchase Agreement.

                WHEREAS, the Lender has agreed to amend the Note Purchase Agreement so that the Borrower is not in violation thereof, on certain conditions, including the condition that the Executive execute and deliver this Agreement; and

                WHEREAS, the Executive aclmowledges that the loan or advance of monies or other extension of any financial accommodation or credit to the Borrower by the Lender and such amendment of the Note Purchase Agreement are of value to the Executive;

                  NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by the Executive, and in order to induce the Lender to amend the Note Purchase Agreement, the Executive and the Lender hereby agree as follows:

                  1. Standby; Subordination; Subrogation. The Executive will not ask, demand, sue for, take or receive from the Borrower (or from any guarantor with respect to the Borrower), by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing by the Borrower (including but not limited to, any dividends in respect of any capital stock of the Borrower which is owned either directly or beneficially by the Executive, except as otherwise permitted under the Note Purchase Agreement), or any successor or assign of the Borrower, including, without limitation, a receiver, custodian, trustee or debtor in possession
(the term "Borrower" hereinafter shall include any such successor or assign of the Borrower) to the Executive or be owing by any other person, firm, partnership or corporation to the Executive for the benefit of the Borrower (whether such amounts represent principal or interest, or obligations which are due or not due, direct or indirect, absolute or contingent), including, without limitation, the taking of any negotiable instruments evidencing such amounts ( all such indebtedness, obligations and liabilities being hereinafter referred to as the "Indebtedness"), nor any security for any of the foregoing, unless and until all Liabilities (as defined below) shall have been fully paid and satisfied. As used herein, the term "liabilities" means all obligations, liabilities and indebtedness (including, but not limited to, all principal, premiums (if any), interest, penalties, fees, expenses and charges), whether absolute of contingent, payable directly or indirectly by the Borrower, owing to the Lender, whether outstanding on the date of this Agreement or hereafter created, incurred or assumed by the Borrower under the terms of the Note Purchase Agreement and the Notes (as defined in the Note Purchase Agreement), including any renewals, extensions, refundings, deferrals, replacements, restructuring, amendments, modifications and refinancing of the above defined Liabilities. All rights, liens and security interests of the Executive, whether now or hereafter arising and howsoever existing, in any assets of the Borrower or any assets securing the Liabilities shall be and hereby are subordinated to the rights and interests of the Lender, in those assets, and the Executive shall have no right to possession of any such assets or to foreclose upon any such assets, whether by judicial action or otherwise, unless and until all of the Liabilities shall have been fully paid and satisfied. The Executive also hereby agrees that, regardless of whether the Liabilities are secured or unsecured, the Lender shall be subrogated for the Executive with respect to the Executive's claims against the Borrower for the Indebtedness and the Executive's rights, liens and security interest, if any, in any of the Borrower's assets and the proceeds thereof until all of the Liabilities shall have been fully paid and satisfied. The Executive acknowledges and agrees that, to the extent of the terms and provisions of the Note Purchase Agreement and this Agreement are inconsistent with the terms and provisions of any of the Junior Debt Documents, the terms and provisions of the Junior Debt Documents shall be deemed to have been superseded.

      2. INDEBTEDNESS OWED ONLY TO THE EXECUTIVE. The Executive warrants and represents that the Executive has not previously assigned any interest in the Indebtedness, that no other party owns an interest in the Indebtedness other than the Executive (whether as joint holders of the Indebtedness, participants or otherwise) and that the entire Indebtedness is and shall continue to be owing only to the Executive. The Executive further warrants and represents that the Indebtedness is not and shall not be secured by any rights, liens mortgages or security interests of the Executive in any assets of the Borrower or any of the Borrower's Subsidiaries. The Executive agrees that he will not, and will not allow any other Person to amend, supplement, amend and restate, renew, alter or otherwise modify the terms of any of the Indebtedness or any of the Junior Dept Documents.

                    3. LENDER PRIORITY. In the event of any distribution of the assets or readjustment of the obligations and indebtedness of the Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Indebtedness hereby subordinated, or the application of the assets of the Borrower to the payment or liquidation thereof the Lender shall be entitled to receive payment in full of any and all of the Liabilities then owing prior to the payment of all or any part of the Indebtedness hereby subordinated and in order to enable the Lender to enforce its rights hereunder in any such action or proceeding the Lender is hereby irrevocably authorized and empowered in its sole discretion to make and present for and on behalf of the Executive such proofs of claims against the Borrower on account of the Indebtedness hereby subordinated as the Lender may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Liabilities.

                    4. GRANT OF AUTHORITY TO THE LENDER. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all of any part of the assets of the Borrower or the proceeds thereof to the creditors of the Borrower, or upon the dissolution or other winding up of the Borrower's business, or upon the sale of all or substantially all of the Borrower's assets, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Indebtedness shall be paid or delivered directly to the Lender, for application on any of the Liabilities, due or not due, until the Liabilities shall have first been fully paid and satisfied. The Executive irrevocably authorizes and empowers the Lender to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor in respect of payments thereof and to file claims and take such other proceedings, in the Lender's own name or in the name of the Executive or otherwise, as the Lender may deem necessary or advisable for the enforcement of this Agreement; and the Executive will execute and deliver to the Lender such powers of attorney, assignments or other instruments or documents as may be requested by the Lender in order to enable the Lender to enforce any and all claims upon or with respect to any or all of the Indebtedness and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Indebtedness, all for the benefit of the Lender.

                    5. PAYMENTS RECEIVED BY THE EXECUTIVE. Should any payment or distribution or security or instrument or proceeds thereof be received by the Executive in contravention of this Agreement upon or with respect to the Indebtedness or any other obligations of the Borrower to the Executive prior to the satisfaction and the full payment of all of the Liabilities, the Executive shall receive and hold the same in trust, as trustee, for the benefit of the Lender and shall forthwith deliver the same to the Lender in precisely the form received (except for the endorsement or assignment of the Executive where necessary), for application on any of the Liabilities, due or not due, and, until so delivered, the same shall be held in trust by the Executive as the property of the Lender. In the event of the failure of the Executive to make any such endorsement or assignment to the Lender, the Lender, or any of its officers or employees, is hereby irrevocably authorized to make the same.

                  6. INSTRUMENT LEGEND. Any instrument evidencing any of the Indebtedness (including, without limitation, the Junior Debt Documents), or any portion thereof, will, on the date hereof or promptly hereafter, be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of the Lender pursuant to the terms of this Agreement, and (i) a copy thereof with be delivered to the Lender on the date hereof or promptly hereafter and (ii) upon request therefor by the Lender, after the declaration of a default on the part of the Borrower under any agreements between the Lender and the Borrower, the original of any such instrument will be immediately delivered to the Lender. Any instrument evidencing any of the Indebtedness, or any portion thereof, which is hereafter executed by the Borrower, will, on the date thereof, be inscribed with the aforesaid legend and a copy thereof will be delivered to the Lender on the date of execution of promptly thereafter and the original thereof will be delivered as and when described hereinabove.

                   7. SALARIES, REIMBURSEMENTS FOR EXPENSES AND BORROWINGS FROM THE BORROWER, ASSIGNMENT OF CLAIMS; PAYMENTS AND COLLATERAL. Except for director fees and expenses payable from time to time to the Executive as a director of the Borrower in the aggregate amount not to exceed Forty-Five Thousand Dollars ($45,000) amually and reimbursement, in accordance with the terms of the Severance Agreement, for medical expenses incurred by the Executive and/or payment of medical insurance premiums an behalf of the Executive in an aggregate amount not to exceed Seventy-Five Thousand Dollars ($75,000) annually, and except as otherwise permitted in any written agreement between the Borrower and the Lender in connection with the Lender's loans or extensions of credit or other financial accommodations to the Borrower, the Executive agrees that until the liabilities have been paid in full and satisfied, the Executive will not, directly or indirectly, accept or receive the benefit of any salary, remuneration or reimbursement for expenses from or on behalf of the Borrower and will not assign or transfer to others any claim the Executive has or may have against the Borrower, unless such assignment or transfer is made expressly subject to this Agreement. By its execution of Agreement, the Borrower agrees not to pay the Executive any sum on account of any of the Indebtedness or to give the Executive any collateral as security therefor at any time when payment thereof would be in breach of any of the terms of this Agreement.

                    8. CONTINUING NATURE OF SUBORDINATION. This is a continuing agreement of subordination and the Lender may continue, at any time and without notice to the Executive, to extend credit or other financial accommodation or benefit and loan monies to or for the account of the Borrower on the faith hereof. Subject to the provisions of paragraph 20 below, this Agreement shall continue effective until the Liabilities shall have been fully discharged.

                   9. ADDITIONAL AGREEMENTS BETWEEN THE LENDER AND THE BORROWER. The Lender, at any time and from time to time, may enter into such agreement or agreements with the Borrower as the Lender may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the Liabilities or affecting any security underlying any or all of the Liabilities, or may exchange, sell, release, surrender or otherwise deal with any such security, without in any way impairing or affecting this Agreement thereby.

                   10.    EXECUTIVE'S WAIVERS.     The Executive expressly
    waves all notice of the acceptance by the Lender of the subordination and other provisions of this Agreement and all other notices whatsoever, and the Executive expressly waives reliance by the Lender upon the subordination and other agreements as herein provided. The Executive agrees that the Lender has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability, of the Note Purchase Agreement or the Notes, or the collectibility of the Liabilities, that the Lender shall be entitled to manage and supervise its loans to the Borrower in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that the Executive may now or hereafter have in or to any of the assets of the Borrower, and that the Lender shall have no liability to the Executive for, and the Executive waives any claim which the Executive may now have against the Lender arising out of, (i) any and all actions which the Lender, in good faith, takes or omits to take (including without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in any collateral, actions with respect to the occurrence of any Event of Default, actions with respect to the foreclosure upon, sale or release of depreciation of or failure to realize upon, any collateral for the Liabilities and actions with respect to the collection of any claim for all or any part of the Liabilities from any account debtor, guarantor or any other party) with respect to the Note Purchase Agreement or any other agreement related thereto or to the collection of the Liabilites or the valuation, use protection or release of any such collateral, (ii) the Lender's election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C Section 101 ET SEQ.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or (iii) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.

                   11. BANKRUPTCY ISSUES. The Executive agrees that the Lender may consent to use of cash collateral or provide financing to the Borrower on such terms and conditions and in such amounts as the Lender, in its sole discretion, may decide and that, in connection with such cash collateral usage or such financing, the Borrower (or a trustee appointed for the estate of the Borrower) may grant to the Lender liens and security interests which (i) shall secure payment of the Liabilities (whether any portion of the Liabilities arose prior to the filing of the petition for relief or arises thereafter) and (ii) shall be superior in priority to the liens and security interests, if any, held by the Executive on any assets of the Borrower. All allocations of payments between the Lender and the Executive shall, subject to any court order, continue to be made after the filing of a petition under the Bankruptcy

    Code on the basis that the payments were to be allocated prior to the date of such filing. The Executive agrees that he will not object to or oppose a sale or other disposition of any assets securing any portion of the Liabilities free and clear of security interests, liens or other claims of the Executive under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Lender has consented to such sale or disposition of assets. In the event that the Executive has or at any time acquires any security for the Indebtedness, the Executive agrees not to assert any right he may have to "adequate protection" of his interest in such security in any bankruptcy proceeding and agrees that he will not seek to have the automatic stay lifted with respect to such security, without the prior written consent of the Lender. The Executive waives any claim he may now or hereafter have arising out of the Lender's election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Borrower, as debtor in possession. The Executive agrees not to initiate or prosecute any claim, action or other proceeding
    (i) challenging enforceability of the Lender's claim in respect of the Liabilities, (ii) challenging the enforceability of any liens or security interests in assets securing all or any part of the Liabilities, or (iii) asserting any claim which the Borrower may hold with respect to the Lender. To the extent that the Lender receives payments on, or proceeds of collateral for, the Liabilities which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Liabilities, or part thereof intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Lender.

                  12. LENDER WAIVERS. No waiver shall be deemed to be made by the Lender of any of its rights hereunder, unless the same shall be in writing and consented to by the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes at the time outstanding and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Lender or the obligations of the Executive to the Lender in any other respect at or any other time.

                  13. INFORMATION CONCERNING FINANCIAL CONDITION OF THE BORROWER. The Executive hereby assumes responsibility for keeping himself informed of the financial condition of the Borrower, any and all endorsers and any and all guarantors of the Liabilities and of all other circumstances bearing upon the risk of nonpayment of the Liabilities and/or the Indebtedness that diligent inquiry would reveal, and the Executive hereby agrees that the Lender shall have no duty to advise the Executive of information known to the Lender regarding such condition or any such circumstances. In the event the Lender, in its sole discretion, undertake at any time or from time to time, to provide any such information to the Executive, the Lender shall be under no obligation to undertake any investigation not a part of its regular business routine and shall be under no obligation to disclose any information which, pursuant to accepted or reasonable commercial finance practice, the Lender wishes to maintain confidential. The Executive hereby assents to any extension or postponement of the time of payment of the Liabilities or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Liabilities and/or to the addition or release of any other party or person primarily or secondarily liable therefor.

                  14. APPLICATION OF PAYMENTS. The Executive hereby agrees that all payments received by the Lender may be applied and reapplied, in whole or in part, to any, of the Liabilities, as the Lender, in its sole discretion, deems appropriate.

                  15. WAIVER OF PERSONAL SERVICE. THE EXECUTIVE WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON HIM, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE EXECUTIVE AT THE ADDRESS STATED HEREIN, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID, AND THE EXECUTIVE WAIVES ANY OBJECTION TO VENUE OF ANY ACTIONS INSTITUTED HEREUNDER

                  16. GOVERNING LAW. This Agreement has been delivered and accepted at and shall be deemed to have been made at Cleveland, Ohio, and shall be interpreted, and the rights and liabilities of the parties hereto determined in accordance with the laws and decisions of the State of Ohio. This Agreement shall be binding upon and inure to the benefit of the Executive, the Lender and their respective heirs, devisees, trustees, legatees, estates, executors, administrators, successors and assigns.

                  17. SECTION TITLES. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the ageement between the parties hereto.

                  18. RELEASE. Effective as of the date of the execution and delivery of this Agreement, the Lender agrees to release and discharge, and hereby does release and discharge, the Executive of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever that the Lender has or claims to have against the Executive, in his capacity as officer, director or stockholder of the Borrower or in any other capacity, as of such date and whether known or unknown at the time of this release, and of every nature and extent whatsoever on account of or in any way, directly or indirectly, touching, concerning, arising out of or founded upon (a) the Note Purchase
    Agreement or any other lending relationship of the Lender with the Borrower, and any default or event of default thereunder, (b) the business, operations, properties and condition, financial or otherwise, of the Borrower, or (c) any action, omission, representation or warranry of the Executive in any such capacity in connection with any of the foregoing.

        19. CERTAIN ACTIONS. The Executive agrees that if the Lender hereafter institutes or join in any action or proceeding against any third party with respect to any matter of the types referred to in the preceding paragraph 18, and if the Executive becomes subject to legal process in connection with such action or proceeding, the Executive will timely comply with such legal process.

        20. TERMINATION OF AGREEMENT. Notwithstanding any other provision herein, this Agreement and the subordination evidenced hereby shall terminate and be of no further force and effect if and when the borrower (including any successor or assign of the Borrower) shall have delivered to the Lender, pursuant to Section 5A of the Note Purchase Agreement, financial statements showing the Consolidated Net Worth (as defined in the Note Purchase Agreement) of the Borrower (including any successor or assign of the Borrower) to be not less than Seventy-Five Millon Dollars ($75,000,000).

        21.    AUTHORITY.   The Executive hereby certifies that he  has the
legal capacity and all necessary authority to grant the subordination evidenced hereby and to execute this Agreement. The Lender hereby certifies that it has all necssary authority to execute this Agreement.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the_________day of__________________, 1995.


                                          ___________________________________
                                          Robert S. Kendall



                                          OLYMPUS PRIVATE PLACEMENT FUND, LP.

                                          By:________________________________

                                          Title:_____________________________

        The Borrower hereby accepts and acknowledges receipt of a copy of the foregoing Severance Payment Subordination Agreement and agrees that it will not pay any of the Indebtedness (as defined in the foregoing Agreement) owing by it to Robert S. Kendall except as the foregoing Agreement provides. In the event of a breach by the Borrower of any of the provisions herein or of the foregoing Agreement, all of the Liabilities (as defined in the foregoing Agreement) may, without presentment, demand, protest or notice of any kind, become immediately due and payable.


                                         LDI CORPORATION

                                         By:
                                             -------------------------------

                                         Title:
                                                -----------------------------

                                                                      EXHIBIT C
                                                                      ---------

                  SEVERANCE PAYMENT SUBORDINATION AGREEMENT

        This Severance Payment Subordination Agreement (this "Agreement") is entered into between THOMAS A. CUTTER, whose address is 21109 Avalon Drive, Rocky River, Ohio 44116 (the "Executive"), and OLYMPUS PRIVATE PLACEMENT FUND, L.P., a Delaware limited partnership having its principal office at Metro Center, One Station Place, Stamford, Connecticut 06902 (the "Lender," which term as used herein shall include any holder or holders from time to time of the Notes (as hereinafter defined)).

                                 WITNESSETH:

        WHEREAS, the Executive is a director and stockholder of LDI
Corporation, a Delaware corporation (the "Borrower"), and is financially interested in the Borrower in that the Borrower is now and may hereafter be indebted or otherwise obligated to the Executive, both for director fees and pursuant to the terms of that certain Revised Compensation Plan and Severance Agreement between the Borrower and the Executive, dated as of April 21, 1994, as amended by an amendment dated as of July 21, 1995 (the "Severance Agreement") (the Severance Agreement and all other agreements, instruments or other documents now or, with the prior consent of the Lender, hereafter executed in connection therewith being collectively referred to herein as the "Junior Debt Documents");

        WHEREAS, the Borrower is presently indebted to the Lender as a result of the advance of monies and other extensions of credit and financial accommodations provided by the Lender pursuant to that certain Note Purchase Agreement dated July 2, 1991 (as the same may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement") (all capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Note Purchase Agreement), and the Borrower is not in compliance with certain financial covenants in the Note Purchase Agreement

        WHEREAS, the Lender has agreed to amend the Note Purchase Agreement so that the Borrower is not in violation thereof, on certain conditions, including the condition that the Executive execute and deliver this Agreement; and

        WHEREAS, the Executive acknowledges that the loan or advance of monies or other extension of any financial accommodation or credit to the Borrower by the Lender and such amendment of the Note Purchase Agreement are of value to the Executive;

        NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by the Executive, and in order to induce the Lender to amend the Note Purchase Agreement, the Executive and the Lender hereby agree as follows:

        1. STANDBY; SUBORDINATION; SUBROGATION. The Executive will not ask, demand, sue for, take or receive from the Borrower (or from any guarantor with respect to the Borrower), by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing by the Borrower (including but not limited to, any dividends in respect of any capital stock of the Borrower which is owned either directly or beneficially by the Executive, except as otherwise permitted under the Note Purchase Agreement), or any successor or assign of the Borrower, including, without limitation, a receiver, custodian, trastee or debtor in possession (the term "Borrower" hereinafter shall include any such successor or assign of the Borrower) to the Executive or be owing by any other person, firm partnership or corporation to the Executive for the benefit of the Borrower (whether such amounts represent principal or interest, or obligations which are due or not due, direct or indirect, absolute or contingent), including, without limitation, the taking of any negotiable instruments evidencing such amounts (all such indebtedness, obligations and liabilities being hereinafter referred to as the "Indebtedness"), nor any security for any of the foregoing, unless and until all Liabilities (as defined below) shall have been fully paid and satisfied. As used herein, the term "liabilities" means all obligations, liabilities and indebtedness (including, but not limited to, all principal, premiums (if any), interest, penalties, fees, expenses and charges), whether absolute or contingent, payable directly or indirectly by the Borrower, owing to the Lender, whether outstanding on the date of this Agreement or hereafter created, incurred or assumed by the Borrower under the terms of the Note Purchase Agreement and the Notes (as defined in the Note Purchase Agreement), including any renewals, extensions, refundings, deferrals, replacements, restructuring, amendments, modifications and refinancing of the above defined Liabilities. All rights, liens and security interests of the Executive, whether now or hereafter arising and however existing, in any assets of the Borrower or any assets securing the Liabilities shall be and hereby are subordinated to the rights and interests of the Lender, in those assets, and the Executive shall have no right to possession of any such assets or to foreclose upon any such assets, whether by judicial action or otherwise, unless and until all of the Liabilities shall have been fully paid and satisfied. The Executive also hereby agrees that, regardless of whether the Liabilities are secured or unsecured, the Lender shall be subrogated for the Executive with respect to the Executive's claims against the Borrower for the Indebtedess and the Executive's rights, liens and security interest, if any, in any of the Borrower's assets and the proceeds thereof until all of the Liabilities shall have been fully paid and satisfied. The Executive acknowledges and agrees that, to the extent the terms and provisions of the Note Purchase Agreement and this Agreement are inconsistent with the terms and provisions of any of the Junior Debt Documents, the terms and provisions of the Junior Debt Documents shall be deemed to have been superseded.

        2. INDEBTEDNESS OWED ONLY TO THE EXECUTVE. The Executive warrants and represents that the Executive has not previously assigned interest in the Indebtedness, that no other party owns an interest in the Indebtedness other than the Executive (whether as joint holders of the Indebtedness, participants or otherwise) and that the entire Indebtedness is and shall continue to be owing only to the Executive. The Executive further warrants and represents that the Indebtedness is not and shall not be secured by any rights, liens, mortgages or security interests of the Executive in any assets of the Borrower or any of the Borrower's Subsidiaries. The Executive agrees that he will not, and will not allow any other Person to amend, supplement, amend and restate, renew, alter or otherwise modify the terms of any of the Indebtedness or any of the Junior Debt Documents.

        3. LENDER PRIORITY. In the event of any distribution of the assets or readjustment of the obligations and indebtedness of the Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assigmment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Indebtedness hereby subordinated, or the application of the assets of the Borrower to the payment or liquidation thereof, the Lender shall be entitled to receive payment in full of any and all of the Liabilities then owing prior to the payment of all or any part of the Indebtedness hereby subordinated, and in order to enable the Lender to enforce its rights hereunder in any such action or proceeding, the Lender is hereby irrevocably authorized and empowered in its sole discretion to make and present for and on behalf of the Executive such proofs of claims against the Borrower on account of the Indebtedness hereby subordinated as the Lender may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Liabilities.

        4. GRANT OF AUTHORITY TO THE LENDER. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all of any part of the assets of the Borrower or the proceeds thereof to the creditors of the Borrower, or upon the dissolution or other winding up of the Borrower's business, or upon the sale of all or substantially all of the Borrower's assets, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Indebtedness shall be paid or delivered directly to the Lender, for application on any of the Liabilities, due or not due, until the Liabilities shall have first been fully paid and satisfied. The Executive irrevocably authorizes and empowers the Lender to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor in respect of payments thereof and to file claims and take such other proceedings, in the Lender's own name or in the name of the Executive or otherwise, as the Lender may deem necessary or advisable for the enforcement of this Agreement; and the Executive will execute and deliver to the Lender such powers of attorney, assignments or other instruments or documents as may be requested by the Lender in order to enable the Lender to enforce any and all claims upon or with respect to any or all of the Indebtedness and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Indebtedness, all for the benefit of the Lender.

        5. PAYMENTS RECEIVED BY THE EXECUTIVE. Should any payment or distribution or security or instrument or proceeds thereof be received by the Executive in contravention of this Agreement upon or with respect to the Indebtedness or any other obligations of the Borrower to the Executive prior to the satisfaction and the full payment of all of the Liabilities, the Executive shall receive and hold the same in trust, as trustee, for the benefit of the Lender and shall forthwith deliver the same to the Lender in precisely the form received (except for the endorsement or assignment of the Executive where necessary), for application on any of the Liabilities, due or not due, and, until so delivered, the same shall be held in trust by the Executive as the property of the Lender. In the event of the failure of the Executive to make any such endorsement or assignment to the Lender, the Lender, or any of its officers or employees, is hereby irrevocably authorized to make the same.

        6. INSTRUMENT LEGEND. Any instrument evidencing any of the Indebtedness (including, without limitation, the Junior Debt Documents), or any portion thereof will, on the date hereof or promptly hereafter, be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of the Lender pursuant to the terms of this Agreement, and (i) a copy thereof will be delivered to the Lender on the date hereof or promptly hereafter and (ii) upon request therefor by the Lender, after the declaration of a default on the part of the Borrower under any ageements between the Lender and the Borrower, the original of any such instrument will be immediately delivered to the Lender. Any instrument evidencing any of the Indebtedness, or any portion thereof, which is hereafter executed by the Borrower, will, on the date thereof, be inscribed with the aforesaid legend and a copy thereof will be delivered to the Lender on the date of execution or promptly thereafter and the original thereof will be delivered as and when described hereinabove.

        7. SALARIES, REIMBURSEMENTS FOR EXPENSES AND BORROWINGS FROM THE BORROWER; ASSIGNMENT OF CLAIMS; PAYMENTS AND COLLATERAL. Except for director fees and expenses payable from time to time to the Executive as a director of the Borrower in the aggregate amount not to exceed Twenty-Three Thousand Dollars ($23,000) annually and reimbursement, in accordance with the terms of the Severance Agreement, for medical expenses incurred by the Executive and/or payment of medical insurance premiums on behalf of the Executive in an aggregate amount not to exceed Seventy-Five Thousand Dollars ($75,000) annually, and except as otherwise permitted in any written agreement between the Borrower and the Lender in connection with the Lender's loans or extensions of credit or other financial accommodations to the Borrower, the Executive agrees that until the Liabilities have been paid in full and satisfied, the Executive will not, directly or indirectly, accept or receive the benefit of any salary, remuneration or reimbursement for expenses from or on behalf of the Borrower and will not assign or transfer to others any claim the Executive has or may have against the Borrower, unless such assignment or transfer is made expressly subject to this Agreement. By its execution of this Agreement, the Borrower agrees not to pay the Executive any sum on account of any of the Indebtedness or to give the Executive any collateral as security therefor at any time when payment thereof would be in breach of any of the terms of this Agreement

        8. CONTINUING NATURE OF SUBORDINATION. This is a continuing agreement of subordination, and the Lender may continue, at any time and without notice to the Executive, to extend credit or other financial accommodation or benefit and loan monies to or for the account of the Borrower on the faith hereof. Subject to the provisions of paragraph 20 below, this Ageement shall continue effective until the liabilities shall have been fully discharged.

        9. ADDITIONAL AGREEMENTS BETWEEN THE LENDER AND THE BORROWER. The Lender, at any time and from time to time, may enter into such agreement or agreements with the Borrower as the Lender may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the Liabilities or affecting any security underlying any or all of the Liabilities, or may exchange, sell, release, surrender or otherwise deal with any such security, without in any way impairing or affecting this Agreement thereby.

        10. EXECUTIVE'S WAIVERS. The Executive expressly waives all notice of the acceptance by the Lender of the subordination and other provisions of this Agreement and all other notices whatsoever, and the Executive expressly waives reliance by the Lender upon the subordination and other agreements as herein provided. The Executive agrees that the Lender has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Note Purchase Ageement or the Notes, or the collectibility of the Liabilities, that the Lender shall be entitled to manage and supervise its loans to the Borrower in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that the Executive may now or hereafter have in or to any of the assets of the Borrower, and that the Lender shall have no liability to the Executive for, and the Executive waives any claim which the Executive may now have against the Lender arisng out of, (i) any and all actions which the Lender, in good faith, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in any collateral, actions with respect to the occurrence of any Event of Default, actions with respect to the foreclosure upon, sale or release of, depreciation of or failure to realize upon, any collateral for the Liabilities and actions with respect to the collection of any claim for all or any part of the Liabilities from any account, debtor, guarantor or any other party) with respect to the Note Purchase Agreement or any other agreement related thereto or to the collection of the Liabilities or the valuation, use, protection or release of any such collateral, (ii) the Lenders election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 ET SEQ.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or (iii) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.

        11. BANKRUPTCY ISSUES. The Executive agrees that the Lender may consent to use of cash collateral or provide financing to the Borrower on such terms and conditions and in such amounts as the Lender, in its sole discretion, may decide and that, in connection with such cash collateral usage or such financing, the Borrower (or a trustee appointed for the estate of the Borrower) may grant to the Lender liens and security interests which (i) shall secure payment of the Liabilities (whether any portion of the Liabilities arose prior to the filing of the petition for relief or arises thereafter) and (ii) shall be superior in priority to the liens and security interests, if any, held by the Executive on any assets of the Borrower. All allocations of payments between the Lender and the Executive are subject to any court order, continue to be made after the filing of a petition under the Bankruptcy

Code on the same basis that the payments were to be allocated prior to the date of such filing. The Executive agrees that he will not object to or oppose a sale or other disposition of any assets securing any portion of the Liabilities free and clear of security interests, liens or other claims of the Executive under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Lender has consented to such sale or disposition of assets. In the event that the Executive has or at any time acquires any security for the Indebtedness, the Executive agrees not to assert any right he may have to "adequate protection" of his interest in such security in any bankruptcy proceeding and agrees that he will not seek to have the automatic stay lifted with respect to such security, without the prior written consent of the Lender. The Executive waives any claim he may now or hereafter have arising out of the Lender's election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Borrower, as debtor in possession. The Executive agrees not to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of the Lender's claim in respect of the Liabilities, (ii) challenging the enforceability of any liens or security interests in assets securing all or any part of the Liabilities, or (iii) asserting any claim which the Borrower may hold with respect to the Lender. To the extent that the Lender receives payments on, or proceeds of collateral for, the Liabilities which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Liabilities, or part thereof intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Lender.

        12. LENDER WAIVERS. No waiver shall be deemed to be made by the Lender of any of its rights hereunder, unless the same shall be in writing and consented to by the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes at the time outstanding, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Lender or the obligations of the Executive to the Lender in any other respect at or any other time.

        13. INFORMATION CONCERNING FINANCIAL CONDITION OF THE BORROWER. The Executive hereby assumes resposibility for keeping himself informed of the financial condition of the Borrower, any and all endorsers and any and all guarantors of the Liabilities and of all other circumstances bearing upon the risk of nonpayment of the Liabilities and/or the Indebtedness that diligent inquiry would reveal, and the Executive hereby agrees that the Lender shall have no duty to advise the Executive of information known to the Lender regarding such condition or any such circumstances. In the event the Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the Executive, the Lender shall be under no obligation to undertake any investigation not a part of its regular business routine and shall be under no obligation to disclose any information which, pursuant to accepted or reasonable commercial finance practice, the Lender wishes to maintain confidential. The Executive hereby assents to any extension or postponement of the time of payment of the Liabilities or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Liabilities and/or to the addition or release of any other party or person primarily or secondarily liable therefor.

        14. APPLICATION OF PAYMENTS. The Executive hereby agrees that all payments received by the Lender may be applied and reapplied, in whole or in part, to any of the Liabilities, as the Lender, in its sole discretion, deems appropriate.

        15. WAIVER OF PERSONAL SERVICE. THE EXECUTIVE WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON HIM, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE EXECUTIVE AT THE ADDRESS STATED HEREIN, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID, AND THE EXECUTIVE WAIVES ANY OBJECTION TO VENUE OF ANY ACTIONS INSTITUTED HEREUNDER.

        16. GOVERNING LAW. This Agreement has been delivered and accepted at and shall be deemed to have been made at Cleveland, Ohio, and shall be interpreted, and the rights and liablities of the parties hereto determined in accordance with the laws and decisions of the State of Ohio. This Agreement shall be binding upon and inure to the benefit of the Executive, the Lender and their respective heirs, devisees, trustees, legatees, estates, executors, administrators, successors and assigns.

        17. SECTION TITLES. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        18. RELEASE. Effective as of the date of the execution and delivery of this Agreement, the Lender agrees to release and discharge, and hereby does release and discharge, the Executive of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever that the Lender has or claims to have against the Executive, in his capacity as officer, director or stockholder of the Borrower or in any other capacity, as of such date and whether known or unknown at the time of this release, and of every nature and extent whatsoever on account of or in any way, directly or indirectly, touching, concerning, arising out of or founded upon (a) the Note Puchase Agreement or any other lending relationship of the Lender with the Borrower, and any default or event of default thereunder, (b) the business, operations, properties and condition, financial or otherwise, of the Borrower, or (c) any action, omission, representation or warranty of the Executive in any such capacity in connection with any of the foregoing.

        19. CERTAIN ACTIONS. The Executive agrees that if the Lender hereafter institutes or joins in any action or proceeding against any third party with respect to any matter of the types referred to in the preceding paragraph 18, and if the Executive becomes subject to legal process in connection with such action or proceeding, the Executive will timely comply with such legal process.

        20. TERMINATION OF AGREEMENT. Notwithstanding any other provision herein, this Ageement and the subordination evidenced hereby shall terminate and be of no further force and effect if and when the Borrower (including any successor or assign of the Borrower) shall have delivered to the Lender, pursuant to Section 5A of the Note Purchase Agreement, financial statements showing the Consolidated Net Worth (as defined in the Note Purchase Agreement) of the Borrower (including any successor or assign of the Borrower) to be not less than Seventy-Five Million Dollars ($75,000,000).

        21. AUTHORITY. The Executive hereby certifies that he has the legal capacity and all necessary authority to grant the subordination evidenced hereby and to execute this Agreement. The Lender hereby certifies that it has all necessary authority to execute this Agreement.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the _________ day of________________, 1995.



                                        ______________________________
                                        Thomas A. Cutter

                                        OLYMPUS PRIVATE PLACEMENT FUND, L.P.


                                        By:___________________________

                                        Title:________________________

        The Borrower hereby accepts and acknowledges receipt of a copy of the foregoing Severance Payment Subordination Agreement and agrees that it will not pay any of the Indebtedness (as defined in the foregoing Agreement) owing by it to Thomas A. Cutter except as the foregoing Agreement provides. In the event of a breach by the Borrower of any of the provisions herein or of the foregoing Agreement, all of the Liabilities (as defined in the foregoing Agreement) may, without presentment, demand, protest or notice of any kind, become immediately due and payable.



                                          LDI CORPORATION


                                          By:
                                              ------------------------------


                                          Title:
                                                  --------------------------

                                  EXHIBIT D
                                  ---------

                AMENDED AND RESTATED WARRANT CERTIFICATE

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and neither the securities nor any interest therein may be sold, transferred, pledged or otherwise disposed of in the absence of such registration or an exemption under such Act and the rules and regulations thereunder. The transfer of such securities is subject to the restrictions set forth in Article XI of that certain Note Purchase Agreement, dated July 2, 1991 between LDI Corporation and Olympus Private Placement Fund, L.P., copies of which are available for inspection at the offices of LDI Corporation, and such securities may be transferred only in compliance with the terms and conditions of said Article XI of said Note Purchase Agreement.


Void after 5:00 P.M.                                        Warrants to Purchase
August 15, 1998                                 1,574,803 Shares of Common Stock
                                                         Dated: October 18, 1995

                             AMENDED AND RESTATED
                             --------------------
                       WARRANT CERTIFICATE REPRESENTING
                       --------------------------------
                     WARRANTS TO PURCHASE COMMON STOCK OF
                     ------------------------------------
                               LDI CORPORATION
                               ---------------

LDI Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, Olympus Private Placement Fund, L.P., the holder of these Warrants (the "Warrants," and each right to purchase a share of Common Stock, a "Warrant") is entitled, subject to the terms set forth below, at any time, or from time to time, to purchase from the Company 1,574,803 fully paid and nonassessable shares of Common Stock of the Company. These Warrants and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void at 5:00 p.m., New York time, on August 15, 1998. For purposes of these Warrants, the term "Common Stock" shall henceforth have the meaning set forth in the Note Purchase Agreement dated July 2, 1991 between the Company and Olympus Private Placement Fund, L.P. (as amended from time to time, including without limitation by certain letter agreements by and between said parties dated April 29, 1994, April 27, 1995, September 21, 1995 and the date hereof, the "Note Agreement").

        This Amended and Restated Warrant Certificate is issued in substitution of and exchange for two (2) Warrant Certificates, the first of which represents 45,496 Warrants issued in conjunction with the issuance of the Company's 9.375% Subordinated Notes due August 15, 2000 (now known as the Company's 12-3/4% Subordinated Notes due August 15, 2000"), and the second of which represents 1,529,307 additional Warrants issued May 2, 1994 in connection with a modification of said Subordinated Notes.

        These Warrants shall be subject to the terms set forth in the Note Agreement and to the following terms and conditions:

SECTION 1.  EXERCISE OF WARRANT; EXERCISE PRICE; ADJUSTMENTS
            ------------------------------------------------
            RELATIVE TO EXERCISE OF WARRANT.
            -------------------------------

        1A. EXERCISE OF WARRANTS. (a) Subject to the conditions set forth in this Section 1, the holder of any Warrant may, at such holder's option, exercise such holder's rights under all or any part of the Warrants to purchase Common Stock (the "Warrant Shares") at a price of $5.00 per share (the "Exercise Price") at any time and from time to time prior to and including 5:00 p.m. on August 15, 1998. The Warrant Shares and the Exercise Price are subject to certain adjustments as set forth in this Section 1, and the terms "Warrant Shares" and "Exercise Price" as used herein shall as of any time be deemed to include all such adjustments to be given effect as of such time in accordance with the terms hereof.

        1B. ADJUSTMENT OF EXERCISE PRICE UPON ISSUANCE OF COMMON STOCK. If and whenever after the date hereof the Company shall issue or sell any shares of its Common Stock (except upon the exercise of the Warrants) for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Exercise Price with respect to the exercise of any Warrant subsequent to such event shall be reduced (but not increased, except as otherwise specifically provided in paragraph 1B (3) ) to the price determined by dividing (1) an amount equal to the sum of (A) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price, and (B) the consideration, if any, received by the Company upon such issue or sale, by (ii) the aggregate number of shares of Common Stock of all classes outstanding immediately after such issue or sale, all calculated to the nearest cent. No adjustment of the Exercise Price, however, shall be made in an amount less than 1% of the Exercise Price, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment.

        For the purposes of this paragraph 1B, the following paragraphs 1B(1) through 1B(8) shall also be applicable:

        1B(1). ISSUANCE OF RIGHTS OR OPTIONS - In case at any time after the date hereof the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise, except in the circumstances described in paragraph 1C below) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing
(i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in paragraph IB(3), no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

        1B(2). ISSUANCE OF CONVERTIBLE SECURITIES - In case at any time after the date hereof the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; PROVIDED, HOWEVER, that (a) except as otherwise provided in paragraph IB(3), no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and
(b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this paragraph IB, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

        1B(3). CHANGE IN OPTION PRICE OR CONVERSION RATE - Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in paragraph 1B(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph 1B(1) or 1B(2), or the rate at which any Convertible Securities referred to in paragraph 1B(1) or 1B(2) are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Exercise Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Exercise Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right referred to in paragraph 1B(1) or the termination of any such right to convert or exchange any such Convertible Securities referred to in paragraph 1B(1) or 1B(2), the Exercise Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Exercise Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in paragraph 1B(1) or the rate at which any Convertible Securities referred to in paragraph 1B(1) or 1B(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall, if not already adjusted, forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such shares of Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby reduced.

        1B (4)   STOCK DIVIDENDS - In case at any time the Company shall
declare a dividend or make any other distribution upon or by reference to ownership of any class or series of stock of the Company payable in shares of Common Stock, Convertible Securities or capital stock of a corporation other than the Company, any shares of Common Stock, Convertible Securities or such shares of a corporation other than the Company, as the case may be, issuable in payment of such dividend or distribution shall he deemed to have been issued or sold without consideration.

        1B(5). CONSIDERATION FOR STOCK - In case at any time any shares of Common Stock or Convertible securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount paid by the purchaser therefor, without deduction therefrom of any expenses incurred or any underwriting discounts and commissions or concessions paid or allowed by the Company in connection therewith. In case at any time any shares of Common Stock of any class or Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case at any time any shares of Common Stock of any class or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of the Company of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued for an amount of consideration equal to the fair value thereof as determined reasonably and in good faith by the Board of Directors of the Company.

        1B(6). RECORD DATE - In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, or (ii) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, unless such dividend or other distribution or right to subscribe when exercised is to be measured by the market price in effect on the date such dividend or other distribution or right to subscribe is exercised, in which case such date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been so issued or sold.

        1B (7). TREASURY SHARES - The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph 1B.

        1B (8) CERTAIN ISSUES EXCEPTED - Anything to the contrary herein notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in respect of (i) any issuance of Common Stock to officers, directors or employees pursuant to employee stock option, benefit or incentive plans established for their benefit and in existence on the date hereof or (ii) any issuance of no more than 5% of the Common Stock issued and outstanding on the date hereof, as such number may be adjusted for events described in paragraph ID hereof, to officers, directors or employees pursuant to employee stock option, benefit or incentive plans established for their benefit and approved by the Board of Directors of the Company after the date hereof, or in each case described in clause (i) or (ii) above, in respect of any issuance of options or other rights to purchase such Common Stock thereunder; provided, however, that to the extent any such option or other right to acquire any share of Common Stock described in clause (i) above shall expire or be canceled prior to the exercise thereof, the Common Stock issuable pursuant thereto or any subsequent option or other right granted to acquire such Common Stock, shall no longer be excepted by this paragraph 1B (8) .

        1C. LIQUIDATING DIVIDENDS; PURCHASE RIGHTS.
(a) In case at any time after the date hereof the Company shall declare a dividend upon the shares of Common Stock of any class payable otherwise than in shares of Common Stock or Convertible Securities, otherwise than out of consolidated earnings or consolidated earned surplus (determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries), and otherwise than in the securities to which the provisions of clause (b) or (c) below apply, and provided that such dividend shall not otherwise result in an adjustment of the Exercise Price pursuant to any other provision hereof, the Company shall pay over to each holder of Warrants, upon the exercise thereof on or after the dividend payment date, the securities and other property (including cash) which such holder would have received (together with all distributions thereon) if such holder had exercised the Warrants held by it on the record date fixed in connection with such dividend, and the Company shall take whatever steps are necessary or appropriate to keep in reserve at all times such securities and other property as shall be required to fulfill its obligations hereunder in respect of the shares issuable upon the exercise of all the Warrants. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of consolidated earnings or consolidated retained earnings only to the extent that such earnings or retained earnings are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company.

        (b) If at any time or from time to time on or after the date hereof the Company shall grant, issue or sell any options or rights (other than Convertible Securities) to purchase stock, warrants, securities or other property rata to the holders of Common Stock of all classes ("Purchase Rights"), then if it shall be entitled to an adjustment pursuant to paragraph 1B above and in lieu of such adjustment, each holder of Warrants shall be entitled, at such holder's option, to acquire (whether or not such holder's Warrants shall have been exercised), upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock issuable upon the exercise of such Warrants, immediately prior to the time or times at which the Company granted, issued or sold such Purchase Rights.

        (c) If at any time or from time to time on or after the date hereof the Company shall declare a dividend or make any other distribution upon or by reference to ownership of Common Stock of any class payable in shares of capital stock of a corporation other than the Company ("Spin-Off Rights"), then such dividend or distribution shall be deemed to be an issuance of Common Stock, and in addition to an adjustment pursuant to paragraph 1B above, each holder of Warrants shall be entitled, at the time of such dividend or distribution, to acquire (whether or not such holder's Warrants shall have been exercised), upon the terms applicable to such Spin-Off Rights, the aggregate Spin-Off Rights which such holder could have acquired if such holder had held the number of shares of Common Stock issuable upon the exercise of such Warrants, immediately prior to the time or times at which the Company granted, issued or sold such Spin-Off Rights.

        1D. SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

        1E. CHANGES IN COMMON STOCK. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of its properties to another corporation, shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of Warrants shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of the Common Stock of the Company immediately theretofore issuable upon the exercise of the Warrants, such shares of stock, securities or properties, if any, as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore issuable upon the exercise of the Warrants had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of each holder of Warrants to the end that the provisions hereof (including without limitation provisions for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holders of Warrants at the last address of such holders appearing on the books of the Company, the obligation to deliver to such holders such shares of stock, securities or properties as, in accordance with the foregoing provisions, such holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

        1F. NOTICE OF ADIUSTMENT. Upon any adjustment of the Exercise Price, then and in each such case the Company shall promptly certify the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon the exercise of the Warrant or Warrants held by each holder of Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall promptly mail a copy of such certification to each holder of Warrants.

        1G. CERTAIN EVENTS. If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section 1 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the holders of the Warrants in accordance with the essential intent and principles of such provisions, then such Board of Directors shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holders of the Warrants. Upon receipt of such opinion by the Board of Directors, the Company shall forthwith make the adjustments described therein; PROVIDED, HOWEVER, that no such adjustment pursuant to this paragraph 1G shall have the effect of increasing the Exercise Price as otherwise determined pursuant to this Section 1 except in the event of a combination of shares of the type contemplated in paragraph 1D and then in no event to an amount larger than the Exercise Price as adjusted pursuant to paragraph 1H.

        1H. PROHIBITION OF CERTAIN ACTIONS. The Company will not (a) authorize or issue, or agree to authorize or issue, any shares of its capital stock of any class preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets or (b) take any action which would result in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

        1I. STOCK TO BE RESERVED. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants, and the Company will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Company, and free from all Liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then effective Exercise Price. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation by the Company of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. without limiting the foregoing, the Company will take all such action as may be necessary to assure that, upon exercise of any of the Warrants, an amount equal to the lesser of (a) the par value of each share of Common Stock outstanding immediately prior to such exercise, or (b) the Exercise Price, shall be credited to the Company's stated capital account for each share of Common Stock issued upon such exercise.

        1J. REGISTRATION AND LISTING OF COMMON STOCK. If any shares of Common Stock required to be reserved for the purpose of the exercise of the Warrants hereunder require registration with or approval of any governmental authority under any Federal or state law (other than the Securities Act) before such shares may be issued upon such exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. Shares of Common Stock issuable upon the exercise of the Warrants shall be registered by the Company under the Securities Act or similar statute then in effect if required by
Article XI of the Note Agreement and subject to the conditions stated in such Article. If and so long as the Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange upon official notice of issuance, of shares of Common Stock issuable upon the exercise of the then outstanding warrants and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any other securities that at any time are issuable upon the exercise of the warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company or shall require registration under the Exchange Act.

        1K. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrants shall be made without charge to the holders of the Warrants exercised for any issuance tax in respect thereto.

        1L. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock issued or issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of such Warrant.

        1M. NO RIGHTS OR LIABILITIES AS SHAREHOLDERS. No Warrant shall entitle any holder thereof to any of the rights of a shareholder of the Company. No provision of the Note Agreement or of any Warrant, in the absence of the actual exercise of such Warrant or any part thereof by the holder thereof into Common Stock issuable upon such exercise, shall give rise to any liability on the part of such holder as a shareholder of the Company, whether such liability shall be asserted by the Company or by creditors of the Company.

SECTION 2. METHOD OF EXERCISE OF WARRANTS.
           -------------------------------

        The Warrants may be exercised by the surrender of this Certificate, with the Form of Subscription attached hereto duly executed by the holder, to the Company at its principal office, accompanied by payment of the Exercise Price for the number of shares of Common Stock specified. The Warrants may be exercised for less than the full number of shares of Common Stock called for hereby by surrender of this Certificate in the manner and at the place provided above, accompanied by payment for the number of shares of Common Stock being purchased. If the Warrants should be exercised in part only, the Company shall, upon surrender of this Warrant Certificate for cancellation, execute and deliver a new Warrant Certificate evidencing the right of the holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant Certificate at the office of the Company, in proper form for exercise, accompanied by the full Exercise Price in cash or certified or bank cashier's check, the holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to the holder.

        As soon as practicable after the exercise of these Warrants in whole or in part and, in any event, within ten days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the holder a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (and any new Warrants) to which the holder shall be entitled upon such exercise. Each certificate for shares of Common Stock so delivered shall be in such denominations as may be requested by the holder and shall be registered in the name of the holder or such other name as the holder may designate.


SECTION 3. MUTILATED OR MISSING WARRANT CERTIFICATES
           -----------------------------------------

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company will execute and deliver a new Amended and Restated Warrant Certificate of like tenor and date.

        IN WITNESS WHEREOF, the Company has caused this Amended and Restated Warrant Certificate to be duly executed, as of the day and year first above written.

                                        LDI CORPORATION


                                        By:_____________________________
                                        Title:__________________________


                                        By:_____________________________
                                        Title:__________________________

                              Form of Subscription




                                          DATE:_______________, 19__




To: LDI Corporation


The Undersigned, the holder of the attached Warrants, hereby irrevocably elects to exercise all or part of the purchase right represented by such Warrants for, and to purchase thereunder, ___________________ shares of Common Stock of LDI Corporation (the "Company") and herewith makes payment of $ __________ to the Company, evidenced by delivery of ______________, and requests that the certificate of such shares be issued in the name of, and be delivered to, _____________________, whose address is _________________________________.


                                        __________________________________
                                        (Name of Holder)


                                        __________________________________
                                        (Authorized Signatory)


                                        __________________________________
                                        (Address)

                                                                       EXHIBIT E

                           CERTIFICATE OF PRESIDENT

        Reference is made to the letter amendment dated October 18, 1995 (the "Amendment") to the Note Purchase Agreement dated July 2, 1991 (the "Agreement") between LDI Corporation (the "Company") and Olympus Private Placement Fund, L.P. (the "Purchaser"). Terms used herein and not otherwise defined have the meanings assigned to such terms in the Amendment.

        In order to induce the Purchaser to enter into the Amendment, the undersigned hereby certifies to the Purchaser as follows:

               1. I am the President and Chief Executive Officer of the Company.

               2. The resolutions set forth on Exhibit A attached hereto were duly adopted by the Board of Directors of the Company at a meeting held on October 18, 1995, and the same are in full force and effect on the date hereof and have not been amended, modified or rescinded.

               3. The Amendment has been duly authorized by the Board of Directors of the Company and has been duly executed and delivered by the Company.

               4. There is no default or event of default existing or continuing under the Credit Agreement, and after giving effect to the Amendment, there is no Event of Default or Default under the Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate this __ day of October, 1995.


                                        _____________________________________
                                        Floyd S. Robinson
                                        President and Chief Executive Officer

                                                                EXHIBIT A



RESOLUTIONS ADOPTED BY BOARD OF DIRECTORS OF LDI CORPORATION 10/18/95:

                 RESOLVED, that the Note Purchase Agreement dated July 2, 1991 (the "Agreement") between the Company and Olympus Private Placement Fund, L.P. (the "Purchaser") and the Note and Warrants issued by the Company pursuant thereto be amended as provided in the form of letter amendment dated October 18, 1995 (the "Amendment") to, among other things, (i) eliminate certain financial covenants from the Agreement,
         (ii) change the interest rate on the Notes to 12-3/4% per annum, payable quarterly, (iii) provide for an additional payment of interest in the amount of $75,000, (iv) adjust the prepayment premium for the period ending August 14, 1996, (v) adjust the Exercise Price of the Warrants from $6.35 to $5.00 and (vi) extend the exercise period of the Warrants to August 15, 1998;

                 FURTHER RESOLVED, that the officers of the Company be and they hereby are authorized and directed to execute and deliver to the Purchaser the Amendment, the amended and restated Note and Warrants provided for therein and the Severance Payment Subordination Agreements provided for therein;

                 FURTHER RESOLVED, that the officers of the Company be and they hereby are authorized and directed to take all such actions, to pay all such fees and other amounts and to execute and deliver all such agreements, instruments, certificates and other documents as may be necessary or desirable in order to carry out the intent of the foregoing resolutions.